Exhibit 10.1

SUBSCRIPTION AND SHAREHOLDER'S PROTECTION AGREEMENT

THIS SUBSCRIPTION AND SHAREHOLDER'S PROTECTION AGREEMENT is made on 25 AUG 2026

BETWEEN

GREENPRO VENTURE CAPITAL LIMITED, an Anguilla company with its registered office at OMC Offices, Babrow Building, The Valley, Al-2640, Anguilla, BWI ("**Company**") of the one part;

AND

GREENPRO TRUST LIMITED, a Hong Kong company registered as a trust company under the Trustee Ordinance (Cap. 29) with its registered office at Unit 305-306, 3/F., New East Ocean Centre, No. 9 Science Museum Road, Tsim Sha Tsui, Kowloon, Hong Kong ("**Trustee**") of the other part;

(The Company and Trustee shall be referred to collectively as "**Parties**" and individually as "**Party**", where the context so requires).

RECITALS:

A) The Trustee is acting on behalf of its beneficiaries in respect of the investment to be injected into the Company.

B) The Company shall preserve the Trustee's economic interest with regard to the investment in accordance with the provisions of this Agreement.

IT IS AGREED:

1. INVESTMENT SUM

1.1 The Trustee agrees to invest the sum amounting to USD12,500,000 ("**Subscription Amount**") by way of subscription of shares in the Company solely based on the terms and conditions under this Agreement.

1.2 For the avoidance of doubt, the Parties acknowledge and agree that as the Subscription Amount is injected by the beneficiaries of the Trustee ("**Beneficiaries**"), the Parties shall act in the best interest of the Beneficiaries at all times.

2. ISSUANCE

2.1 In consideration of the payment of the Subscription Amount ("**Payment**"), the Company shall immediately issue such number of shares (500 shares or more) representing 5% of the outstanding equity interests of the Company on a fully diluted basis ("**Issuance**") to the Trustee holding on behalf of its Beneficiaries.

2.2 The Company shall within 14 days from the date of Payment, send to the Trustee, the board and member resolution of the Company, updated register of members, share certificate as well as any other approvals and documents to serve as evidence that the Issuance has been registered in favour of the Trustee as per **Clause 2.1**.

2.3 The Parties agree that the Issuance is considered reasonable on the basis that the Company is valued at USD250,000,000 ("**Fair Value**"). In the event that valuation of the Company is lower than the Fair Value by way of valuation of an independent valuer engaged by the Trustee, the Trustee has a right to either i) reduce the payment of Subscription Amount or ii) instruct the Company to increase the issuance of shares; proportionately.

2.4 For the avoidance of doubt, the Issuance shall be ranked equally with all existing ordinary shares.

3. PURPOSE

3.1 The Subscription Amount is used to finance the Company's wholly owned Labuan subsidiary, Global Business Hub Limited ("**GBH**"), by way of increase of paid-up capital solely for the purpose of developing GBH's digital banking business as described in **Clause 3.2**.

3.2 The Subscription Amount shall be used to fund GBH's core banking platform, regulatory capital, licensing, cybersecurity, technology infrastructure and expenses directly incidental to digital banking operations.

3.3 For the avoidance of doubt, the Subscription Amount shall not in any manner, either in part of full, directly or indirectly be used for payment of dividends, shareholder's loans, unrelated acquisitions, investment, related party payments or any other purpose other than as permitted under **Clauses 3.1** and **3.2**, without the prior written consent of the Trustee acting in accordance with the instructions of the Beneficiaries ("**Written Consent**").

3.4 The Company shall procure and ensure that GBH complies with all the terms in **Clause 3**.

4. ANTI-DILUTION

4.1 The Trustee shall continuously maintain not less than 5% of the outstanding equity interests of the Company on a fully diluted basis ("**Agreed Ownership**").

4.2 The Company shall not undertake any issuance of securities, restructuring, merger, recapitalisation or other transactions that may directly or indirectly dilute or circumvent the Trustee's interest without the Written Consent.

4.3 In the event that the Written Consent is obtained for **Clause 4.2**, the Company shall issue such additional shares as are necessary to preserve the Trustee's Agreed Ownership.

5. WARRANTIES

5.1 The Company shall warrant to the Trustee the following:

(a) the Company validly owns 100% of GBH;

(b) has full power and authority to enter into this Agreement as well as perform the acts and obligations described under this Agreement;

(c) owns or validly licenses all material intellectual property; and

(d) complies with all applicable laws.

5.2 The Company shall undertake to the Trustee the following:

(a) GBH shall remain as the Company's wholly owned subsidiary;

(b) shall not permit GBH to issue shares or equity-linked instruments;

(c) shall not sell, transfer, pledge, mortgage, encumber or otherwise reduce its direct or indirect ownership or control in GBH;

(d) shall ensure that all intellectual property developed using the Subscription Amount is owned by GBH, and is not transferred or licensed outside the group of the Company;

(e) shall not permit payment of dividends, distributions, management fees, advisory fees, royalties, loans, transfer of assets or other value leakage from the Company or GBH to its shareholders or related parties;

(f) shall not amend its constitutional documents;

(g) shall not issue any form of securities directly or indirectly;

(h) shall not incur any material indebtedness, dispose of material assets, dispose of or restructure GBH;

(i) shall not change the nature of business of the Company and GBH;

(j) shall not enter into material related party transactions; and

(k) shall not approve material acquisitions or materially deviate from the approved business plan or budget of the Company and GBH.

5.3 The Company is not allowed to act in contradiction with **Clause 5.2** unless the Written Consent is obtained.

6. APPOINTMENT RIGHTS

The Parties agree that the Trustee shall have the right to appoint 1 director to the board of each of the Company and GBH ("**Director**"), provided that the identity of the Director shall be nominated by the Beneficiaries. In the event that the Trustee exercises its right as mentioned in the foregoing, the approval of the Director, together with i) either one of the existing directors or ii) the existing directors; of the Company and GBH shall be required for all matters requiring board approval.

7. INFORMATION AND AUDIT RIGHTS

7.1 For the entire duration where the Trustee is a shareholder of the Company, the Company shall promptly provide quarterly management accounts, annual audited financial statements, budgets, utilisation reports, regulatory updates relating to GBH as well as any other information and documents requested by the Trustee.

7.2 The Parties acknowledge and agree that the Trustee has a right to appoint independent auditors to verify compliance by the Company or GBH.

8. EVENTS OF DEFAULT

The Company is deemed to have committed a default under this Agreement if i) the Company commits, or threatens to commit, a breach of any of the terms and conditions in this Agreement; or ii) GBH fails to comply with any obligation the Company is required to procure under this Agreement, including but not limited to those under **Clauses 3.4** and **5.2**; in either cause, including but not limited to misuse of Subscription Amount and breach of any warranty or undertaking.

9. RIGHT OF THE TRUSTEE ON DEFAULT

In the event that **Clause 8** occurs, the following will take effect:

(a) the Trustee may seek repayment of the Subscription Amount together with a reasonable interest (to be determined by the Trustee) and damages from the Company;

(b) the Trustee may seek for injunction and specific performance;

(c) the Trustee has a right to instruct the Company for compulsory buy-back at the greater of i) fair market value or ii) Subscription Amount, plus the preferred return under **Clause 9(d)** to be paid by the Company;

(d) the Trustee has a right to request for a preferred return (to be determined by the Trustee) along with the investment injected; and/or

(e) the Trustee may pursue any other remedies available to the Trustee at law.

10. INDEMNITY

The Company shall indemnify and keep the Trustee and its Beneficiaries indemnified at all times against all actions, penalties, losses and expenses (including legal expenses) which may be brought against or incurred by the Trustee and its Beneficiaries arising from any breach by the Company of any provision under this Agreement.

11. REMEDY

No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each remedy shall be cumulative and in addition to every other remedy given under this Agreement or existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by the Trustee shall not constitute a waiver by the Trustee of the right to pursue any other available remedies.

12. CONFIDENTIALITY

12.1 All communications between the Parties, information and other materials supplied to or received from the other Party which is either marked "confidential" or is by its nature intended to be for the knowledge of the receiving Party alone, and all information concerning this Agreement, the business transactions and financials arrangements of the Parties (**"Confidential Information"**) shall be kept confidential by the receiving Party unless the express written approval of the disclosing Party is obtained.

12.2 The confidentiality obligation under **Clause 12.1** shall not apply to the extent that such communications, information and material:

(a) is, or part of it is, in the public domain other than by a breach of a duty to the disclosing Party;

(b) is obtained by the receiving Party from any third party who is under no obligation to the disclosing Party to keep the information confidential;

(c) was previously known to the receiving Party without any limitation on use or disclosure prior to its receipt from the disclosing Party; or

(d) is required to be disclosed by law, any regulator or governmental authority or for any filing purposes.

13. NOTICES

13.1 Any notice required by this Agreement shall be in writing and made by electronic mail or through courier with signature for delivery.

13.2 A notice is deemed served:

(a) if given or made by electronic mail at the time of transmission, provided that no delivery failure message is received; or

(b) if given or made by courier when signature of the recipient is obtained.

14. GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of Hong Kong and disputes shall be referred to HKIAC arbitration seated in Hong Kong.

15. GENERAL

15.1 Binding: This Agreement shall inure to the benefit of and be binding upon the Parties and their successors and permitted assigns.

15.2 Waiver: The failure by either Party to enforce, at any time, any provision of this Agreement shall not be construed as a waiver of its rights to enforce the breach of such provision or any other provisions in this Agreement.

15.3 No Assignment: Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned, in whole or in part, by any Party without the prior written consent of the other Party.

15.4 Entire Agreement: This Agreement constitutes the entire agreement between the Parties with respect to the subject matter and supersedes all prior or simultaneous oral or written agreements, commitments or understandings with respect to the matters contained in this Agreement.

15.5 Severability of Provisions: If, for any reason whatsoever, any provision of this Agreement proves to be invalid either in whole or in part, such invalidity shall not affect the validity of the remaining provisions which shall in all respects remain in full force and effect.

15.6 Modification: This Agreement may not be altered, amended, changed or modified except by written amendment signed by both Parties.

15.7 Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

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EXECUTED BY the following Parties:

For and on behalf of)
GREENPRO VENTURE CAPITAL LIMITED)

....
Name: LEE CHONG KUANG
Designation: DIRECTOR

For and on behalf of)
GREENPRO TRUST LIMITED)

....
Name: LOKE CHE CHAN, GILBERT
Designation: DIRECTOR